Exhibit 10.1

SENIOR SECURED PROMISSORY NOTE

Dated January 23, 2024

FOR VALUE RECEIVED, the undersigned, PEAK BIO, INC., a Delaware corporation (the “Company”), hereby promises to pay Hoyoung Huh, his successors and assigns (the “Lender”), on or before January 23, 2025 (the “Maturity Date”), the principal sum of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00) or such lesser sum which as shall equal the then-outstanding principal amount hereof (the “Bridge Loan”), in lawful money of the United States of America in immediately available funds, together with interest from the date of this Senior Secured Promissory Note (the “Note”), at the rate set forth in Section 2 below. The Company will seek additional Bridge Loans of up to an additional FOUR MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($4,250,000) (the “Senior Secured Loan Cap”) on the same terms and conditions of this Note. The Lender acknowledges and agrees that the Company may secure additional bridge loans and enter into one or more other senior secured promissory notes and security agreements on substantially the same terms as this Note and Security Agreement (as defined below) with additional lenders (collectively with the “Lender” the “Lenders”) up to the Senior Secured Loan Cap (collectively, with this Note, the “Notes” and with the Security Agreement (the “Security Agreements”) and for purposes hereof and thereof, a “Majority-in-Interest” means collectively the Lender and such other Lenders holding more than 50% of the aggregate outstanding principal amount of all of the Notes so issued.

1. Interest. Interest will accrue on the unpaid principal sum from time to time outstanding from the date of this Note at a rate of 15.00% per annum. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Notwithstanding any other provision of this Note, the Lender does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce the principal hereunder.

2. Payments and Distributions. The Company may repay this Note and any accrued and unpaid interest, from time to time. There shall be no scheduled principal payments on this Note other than on the Maturity Date. All outstanding principal and accrued and unpaid interest will be paid in cash on the Maturity Date.

3. Security Agreement. This Note is executed and delivered together with a Security Agreement substantially in the form attached hereto as Exhibit A between the Company and the Lender.

4. Prepayment. This Note may be prepaid by the Company in whole or in part, at any time or from time to time, without penalty or premium. All payments received by the Lender will be applied first to costs of collection, if any, then to interest and the balance to principal.

5. Events of Default and Remedies. If any of the following events (each, an “Event of Default”) occurs: (a) the outstanding principal amount of the Note is not paid by the Maturity Date, and such default continues unremedied for a period of 10 calendar days; (b) any failure by the Company to perform any of its obligations under this Note or the Security Agreement, and such default continues unremedied for a period of 30 calendar days; or (c) the occurrence of any of the following: (i) the making of a general assignment for the benefit of creditors; (ii) the filing of any petition or the commencement of any proceeding by or against the Company or any guarantor for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions; (iii) any action initiating the dissolution, liquidation, winding-up or termination of the Company; or (iv) the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for the Company or any guarantor or for any of its property, then:

(I) in an Event of Default described in Sections (a) and (b) above, and at any time thereafter during the continuance of such event, the Lender may by notice to the Company declare the principal amount then outstanding under this Note to be forthwith due and payable in whole or in part, whereupon the principal amount so declared to be due and payable shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding; and (II) in any event with respect to an Event of Default described in Section (c) above, the principal amount of the Note then outstanding and all other liabilities of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding. If any action or proceeding is brought by the Lender to collect or enforce payment of this Note, then the Company shall pay to the Lender any reasonable attorneys’ fees and other reasonable costs and expenses incurred in connection with such collection or enforcement.

6. Waivers; Amendments. Any provision of this Note and the Security Agreement may be amended, waived or modified by written consent of the Company and either (i) the Lender or (ii) a Majority-in-Interest of all then-outstanding Notes, provided that with respect to (A) the principal and interest of a Note may not be amended, waived or modified in this manner, (B) the consent of the Lender and each of the Lenders under such Notes must be solicited (even if not obtained), and (C) such amendment, waiver or modification treats all such Lenders in the same manner. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or future exercise thereof or the exercise of any other right or power. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property, if any, at any and all times which Lender had or is existing as security for any amount called for hereunder.

7. Assignment; Successors and Assigns. This Note and the obligations hereunder may not be assigned by the Company without the prior written consent of the Lender, which shall not be unreasonably withheld. Any reference to the Lender hereof shall be deemed to include the successors and assigns of such Lender, and all covenants, promises, and agreements by or on behalf of the Company that are contained in this Note shall bind and inure to the benefit of the successors and assigns of the Lender and to any future holders of this Note, whether or not such persons expressly become parties hereto or thereto.

8. Modification or Discharge. This Note shall not be modified or discharged (other than by payment or as required by law) except by a writing duly executed by the Company and the Lender.

9. Controlling Law. This Note and all matters related hereto shall be governed, construed and interpreted strictly in accordance with the laws of the State of New York without regard to its principles of conflicts of law.

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11. WAIVER OF JURY TRIAL. THE COMPANY WAIVES ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING UNDER OR RELATING TO THIS NOTE. THE COMPANY ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENTS TO THE LENDER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL. THE COMPANY AGREES THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION WITHOUT A JURY. THIS WAIVER OF JURY TRIAL IS A MATERIAL PART OF THE CONSIDERATION FOR THE LOAN EVIDENCED BY THIS NOTE.

PEAK BIO, INC.

By:
Name:
Title:

LENDER

HOYOUNG HUH

Hoyoung Huh

EXHIBIT A

SECURITY AGREEMENT

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